UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                                                                     November 24, 2011

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 24, 2011, Hong Kong time, in connection with the Proposed Listing referred to in Item 8.01 below, Coach, Inc. (the “Company”) entered into a Deposit Agreement (the “Deposit Agreement”) with JPMorgan Chase Bank, N.A., as depositary (the “HDR Depositary”), which governs the deposit of the Company’s common stock with the HDR Depositary and the issuance by the HDR Depositary of depositary receipts representing the Company’s common stock (the “HDRs”).  On the same date, the Company also executed a Deed Poll (the “Deed Poll”) with the HDR Depositary pursuant to the Deposit Agreement in favor of and in relation to the rights of the holders of the HDRs.

Also on November 24, 2011, Hong Kong time, the Company entered into a Sponsor Agreement (the “Sponsor Agreement”) with J.P. Morgan Securities (Asia Pacific) Limited, as sponsor (the “Sponsor”), relating to the engagement of the Sponsor by the Company in connection with the Proposed Listing referred to in Item 8.01 below.  The Sponsor Agreement contains customary representations, warranties and covenants and includes indemnification obligations and other terms and conditions customary in agreements of this type.

The Sponsor, the HDR Depositary and their respective affiliates have provided, and may in the future provide, various services to the Company and its affiliates, including but not limited to treasury and securities services, asset and wealth management services and other financial products.  They have received, and may in the future receive, customary service fees and commissions.

Copies of the Deposit Agreement, the Deed Poll and the Sponsor Agreement are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.  The foregoing description of the Deposit Agreement, the Deed Poll and the Sponsor Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.01.    Regulation FD Disclosure.

A copy of the Listing Document referred to in Item 8.01 below is attached hereto as Exhibit 99.1 and is furnished to, but not filed with, the Securities and Exchange Commission.

The Listing Document has been prepared in accordance with laws, regulations, disclosure standards and practices of Hong Kong, and in Hong Kong format and style, which differ from those applicable in the United States.  Neither the Securities and Exchange Commission nor any securities commission of any state of the United States has passed upon the adequacy or accuracy of the disclosure in the Listing Document.

Item 8.01.    Other Events.

On November 25, 2011, Hong Kong time, the Company published a listing document (the “Listing Document”) in connection with its proposed secondary listing (the “Proposed Listing”) of the HDRs on The Stock Exchange of Hong Kong Limited (the “HKEx”) by way of introduction.  A listing by way of introduction does not involve raising capital.  The primary listing for the Company’s common stock will continue to be the New York Stock Exchange.

Dealings in the HDRs on the HKEx are expected to commence at 9:00 am on December 1, 2011, Hong Kong time.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are being filed or furnished herewith:

4.1	Deposit Agreement, dated November 24, 2011, between Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary
4.2
Deed Poll, dated November 24, 2011, executed by Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary, pursuant to the deposit agreement in favor of and in relation to the rights of the holders of the depositary receipts

10.1	Sponsor Agreement, dated November 24, 2011, between Coach, Inc. and J.P. Morgan Securities (Asia Pacific) Limited, as sponsor
23.1	Consent of Deloitte & Touche LLP
99.1	Listing Document, dated November 25, 2011 (furnished under Item 7.01 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 25, 2011

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1	Deposit Agreement, dated November 24, 2011, between Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary
4.2
Deed Poll, dated November 24, 2011, executed by Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary, pursuant to the deposit agreement in favor of and in relation to the rights of the holders of the depositary receipts

10.1	Sponsor Agreement, dated November 24, 2011, between Coach, Inc. and J.P. Morgan Securities (Asia Pacific) Limited, as sponsor
23.1	Consent of Deloitte & Touche LLP
99.1	Listing Document, dated November 25, 2011 (furnished under Item 7.01 of Form 8-K).